                                                             EXHIBIT 10(a)(vii)

                  AMENDMENT TO FINANCE AND SECURITY AGREEMENT


This Amendment to Finance and Security Agreement ("Amendment") is made by and between among SNAPPER, INC., a Georgia corporation ("Snapper"), and DEUTSCHE FINANCIAL SERVICES CORPORATION (f/k/a ITT Commercial Finance Corp.), a Nevada corporation ("DFS")

         WHEREAS, DFS and Metromedia International Group, Inc. (f/k/a The Actava Group Inc. and f/k/a Fuqua Industries, Inc.) ("Metromedia") entered into that certain Finance and Security Agreement dated October 23, 1992, as amended from time to time thereafter ("Agreement");

         WHEREAS, Metromedia has transferred and assigned all of the properties and assets of Metromedia's Snapper Division to its wholly owned subsidiary, Snapper, and Snapper has assumed all of the liabilities and obligations of Metromedia's Snapper Division after consummation of the merger ("Merger") contemplated under the Amended and Restated Agreement and Plan of Merger dated as of September 27, 1995, by and among Actava, Orion Pictures Corporation, MCEG Sterling Incorporated, Metromedia International Telecommunications, Inc., OPC Merger Corp., and MITI Merger Corp.;

         WHEREAS, Snapper desires to acknowledge its assumption of the Obligations under the Agreement;

         WHEREAS, Snapper and DFS desire to amend the Agreement as provided herein.

         NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Snapper and DFS agree as follows:

         1. DEFINITIONS. The following definitions as set forth in Section 2 of the Agreement are deleted and amended to read as follows (definitions not set forth below are not affected by this Amendment and new definitions not otherwise previously included in the Agreement are incorporated therein by this Amendment):

                 "ELIGIBLE INVENTORY. The term "Eligible Inventory" shall mean Inventory, other than parts, less any amount reserved on Snapper's or a Snapper Subsidiary's books for surplus or obsolescence, consisting of factory whole goods or engines held for sale by Snapper or such Snapper Subsidiary that meet all of the following specifications:

                 Documents. If it is represented or covered by documents of title, Snapper or such Snapper Subsidiary is the owner of the documents free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens.

                 Location. It is stored at such locations in the United States of which Snapper or such Snapper Subsidiary has given DFS notice and to which DFS has consented, and is in the possession or control of Snapper or such Snapper Subsidiary. If it is located on leased premises, DFS has received a landlord's waiver of rights with respect to such Inventory. If it is held by a bailee, warehouseman or similar party, DFS shall have received from such bailee, warehouseman or similar party such acknowledgments of DFS' lien, warehouse receipts or other agreements, each in form and substance acceptable to DFS, as DFS may require in its reasonable discretion. If it is held by a consignee: (a) DFS shall have received a copy of a consignment agreement in form and substance reasonably satisfactory to DFS, (b) Snapper shall have filed all necessary or appropriate UCC consignment financing statements in form and substance reasonably satisfactory to DFS as reasonably requested by DFS, (c) Snapper shall have sent to the consignee's prior filed secured parties a consignment notification letter in form and substance reasonably satisfactory to DFS, (d) the prior filed secured parties of the consignee shall have subordinated their security interest in the consigned inventory and all proceeds thereof in favor of Snapper, DFS and Chemical Bank, in form and substance reasonably satisfactory to DFS, (e) consignee and consignee's landlord shall have executed a waiver of landlord's lien in form and substance reasonably satisfactory to DFS and subordinating such lien in favor of Snapper, DFS and Chemical Bank, (f) DFS shall have filed UCC financing statements against Snapper in the jurisdiction where such consigned inventory is located, and (g) and prior filed secured creditors of Snapper shall have subordinated their security interest in the consigned inventory in favor of DFS.

                 Miscellaneous. It is new and unused, and it has not, in DFS' good faith judgment, been materially reduced in market value by reason of age, obsolescence, surplus or other factors.

                 Ownership. It is owned by Snapper or such Snapper Subsidiary, free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens, and DFS has a perfected first security interest therein.

                 Other Financing. No financing statement is on file covering such item or the products or proceeds thereof except for DFS' financing statement.

                 WIP. It is not work-in-process.

                 ELIGIBLE PARTS. The term "Eligible Parts" shall mean parts sold by Snapper as replacement parts for its finished Inventory and accessories, less any amount reserved on Snapper's books for surplus or obsolescence, and that meet all the following specifications:

                 Documents. If it is represented or covered by documents of title, Snapper is the owner of the documents free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens.

                 Location. It is stored at such locations in the United States of which Snapper has given DFS notice and to which DFS has consented, and is in the possession or control of Snapper. If it is located on leased premises, DFS has received a landlord's waiver of rights with respect to such Inventory. If it is held by a bailee, warehouseman or similar party, DFS shall have received from such bailee, warehouseman or similar party such acknowledgments of DFS' lien, warehouse receipts or other agreements, each in form and substance acceptable to DFS, as DFS may require in its reasonable discretion. If it is held by a consignee: (a) DFS shall have received a copy of a consignment agreement in form and substance reasonably satisfactory to DFS, (b) Snapper shall have filed all necessary or appropriate UCC consignment financing statements in form and substance reasonably satisfactory to DFS as reasonably requested by DFS, (c) Snapper shall have sent to the consignee's prior filed secured parties a consignment notification letter in form and substance reasonably satisfactory to DFS, (d) the prior filed secured parties of the consignee shall have subordinated their security interest in the consigned inventory and proceeds thereof in favor of Snapper, DFS and Chemical Bank, in form and substance reasonably satisfactory to DFS, (e) consignee and consignee's landlord shall have executed a waiver of landlord's lien in form and substance reasonably satisfactory to DFS and subordinating such lien in favor of Snapper, DFS and Chemical Bank, (f) DFS shall have filed UCC financing statements against Snapper in the jurisdiction where such consigned inventory is located, and (g) and prior filed secured creditors of Snapper shall have subordinated their security interest in the consigned inventory in favor of DFS.

                 Miscellaneous. It is new and unused, and it has not, in DFS' good faith judgment, been materially reduced in market value by reason of age, obsolescence, surplus or other factors.

                 Ownership. It is owned by Snapper, free of all tax liens and other liens, encumbrances and security interests except the Excepted Liens, and DFS has a perfected first security interest therein.

                 Other Financing. No financing statement is on file covering such item or the products or proceeds thereof except for DFS' financing statement.

                 WIP. It is not work-in-process.

                 MATURITY DATE. The term "Maturity Date" shall mean November 1, 1996."

         2. LOAN TERMS. Sections 3.1, 3.2, 3.3(c), 3.3(d) and 3.7 of the Agreement are deleted and restated in their entirety as follows (Sections 3.3(a) and (b), 3.4, 3.5 and 3.6 being retained and reaffirmed):

                 "3.1 Total Outstandinqs. Unless DFS shall, in its sole discretion, elect to provide such additional funding, in no event shall Total Outstandings at any time exceed $45,000,000."

                 "3.2 Inventory Loans.

                 (a) Inventory Line of Credit. DFS agrees to lend to Snapper on a revolving basis from the Effective Date until the Maturity Date such sums as Snapper may from time to time request ("Inventory Loans"), not to exceed at any time the lesser of
                 (i) $25,000,000, (ii) the sum of (1) 65% of Snapper's Eligible Inventory and (2) 40% of

                 Snapper's Eligible Parts, in each case measured at cost or market value, whichever is lower, as determined on a "first-in, first-out" basis; provided, however, that the aggregate principal outstanding balance advanced against Snapper's Eligible Inventory consisting of accessories and Snapper's Eligible Parts (both engines and replacement parts) shall not exceed $5,000,000. Such maximum amount is called the "Inventory Credit Limit". Within such limitation, Snapper may borrow, repay and reborrow under the Inventory Line of Credit subject to the continued observance by Snapper of the terms and conditions hereof.

                 (b) Inventory Loan Interest. All Inventory Loans shall bear interest at a fluctuating rate per annum that shall vary depending upon the Prime Rate in effect from time to time of the Prime Rate plus one percent (1.0%). Interest shall be computed on the basis of the actual days elapsed and a year of 360 days, even if the Prime Rate is based upon a 365-day year. Interest for each calendar month shall be due and payable to DFS by Snapper as of the first day of the next succeeding month, and, at DFS' option, may be debited to Snapper's Loan Account Ledger.

                 (c) Mandatory Prepayment. In addition to other required payments, Snapper shall immediately pay DFS whatever sums may be necessary from time to time to remain in compliance with the Inventory Credit Limit, as it may change from time to time, including, without limitation, as a result of any item no longer being deemed an item of Eligible Inventory or Eligible Parts.

                 (d) Consigned Inventory. DFS acknowledges that Snapper has and will consign Inventory to Distributors. Snapper agrees to obtain the documentation required in order to cause such consigned Inventory to be deemed Eligible Inventory or Eligible Parts, as the case may be. For a period of ninety
                 (90) days from November 1, 1995, DFS agrees that Snapper may consign Inventory with a value, as measured by the wholesale invoice price, of up to $8,000,000, even though Snapper has not obtained the necessary consignment documentation; provided, however, that even during this ninety (90) day period any such Inventory for which the required consignment documentation has not been obtained shall in no event be deemed to be Eligible Inventory or Eligible Parts. After such ninety (90) day period, the amount of Inventory permitted to be consigned hereunder which has not been properly documented shall be reduced by $2,000,000, and by $2,000,000 every thirty
                 (30) days thereafter until there is no consigned Inventory which is not properly documented. DFS may, in its sole discretion, advise Snapper in writing of any waivers of the foregoing requirements."

                 3.3 Distributor Loans.

                 (Sections 3.3(a) and (b) are retained and reaffirmed)

                 "(c) Proceeds Disbursement. To induce DFS to acquire the Distributor Portfolio, and to make additional Distributor Loans, and to provide a reserve against Snapper's obligations hereunder, Snapper agrees that DFS may defer paying the proceeds of the

                 Portfolio Purchase Price, and the proceeds of subsequent Distributor Loans made by DFS, until a Request (as defined in Section 4.1) is made by Snapper for payment thereof, subject to satisfaction of the following payment conditions: The cumulative amount of all such proceeds paid to, and retained by, Snapper, minus the cumulative amount of all principal repayments of Distributor Loans received by DFS, is called the "Proceeds Balance." In no event shall the Proceeds Balance at any time exceed the lesser of (i) $45,000,000 MINUS the outstanding principal balance of all Inventory loans, and (ii) 80% of all new and unused Snapper Product which is owned by and is in the possession of each Distributor ("Distributor Inventory"), as measured by the wholesale invoice price thereof, less the amount of any payment of principal or other reduction in the amount payable by the Distributor, and, with respect to which DFS has a first perfected priority security interest.

                 In addition to other required payments, Snapper shall immediately repay DFS whatever Distributor Loan proceeds may be necessary to keep the Proceeds Balance in compliance with the limitations set forth above, as such limit may change from time to time.

                 Within such limitation, Snapper may request such proceeds, in increments of not less than $1,000,000, and may return such proceeds to reduce Snapper's interest obligations under clause
                 (d) below, and re-request such proceeds, at any time or from time to time."

                 "(d) Floorplan Program Terms. The terms of all Distributor Loans, which were acquired by DFS on the Closing Date pursuant to Section 3.3(a), or subsequently advanced by DFS pursuant to
                 Section 3.3(b), are established from time to time by Snapper, and provide for the scheduled repayment of principal, without interest unless such payments are past due. In order to induce DFS to make additional Distributor Loans, Snapper agrees to pay DFS interest on that portion of the Distributor Loans which comprises the Proceeds Balance outstanding from time to time. The average outstanding principal amount of the Proceeds Balance shall, as to each month or portion thereof during the term of this Agreement, bear interest at a fluctuating rate per annum that shall vary depending upon the Prime Rate in effect from time to time, of the Prime Rate plus one percent (1.0%).

                 Interest shall be computed on the basis of actual days elapsed and a year of 360 days even if the Prime Rate is based upon a 365-day year. Interest for each calendar month shall be due and payable to DFS by Snapper as of the first day of the next succeeding month and, at DFS' option, may be debited to Snapper's Loan Account Ledger.

                 DFS shall, upon the request of Snapper therefore made at any time when there does not then exist an Event of Default, assign to Snapper any Distributor Loan, and any Distributor Receivable and any collateral security for such Distributor Loan or Distributor Receivable, provided that any Proceeds Balance relating to such Distributor Loan or Distributor Receivable shall have been repaid by Snapper."

                 (Sections 3.4, 3.5 and 3.6 are retained and reaffirmed).

                 "3.7 Annual Line Fee/Amendment Fee/Expenses. Snapper agrees to pay DFS an annual line fee in connection with the Inventory Line of Credit and all Distributor Loans, payable in advance on November 1, 1995 in an amount equal to $337,500.00. This line fee replaces the line fee originally due and payable on October 23, 1995, under the Agreement. Once received by DFS, the annual line fee shall not be refundable by DFS for any reason.

                 Any line fees previously paid to DFS in respect of this Agreement shall not be refunded by DFS. In connection with the Amendment of the Agreement executed on or about November 1, 1995, Snapper agrees to pay to DFS a fee of $10,000 to be paid upon the execution of said amendment by Snapper. Snapper further agrees to pay all of DFS' reasonable out-of-pocket expenses which arise in connection with the redocumentation of the credit facilities provided pursuant to the Agreement or which arise in connection with Snapper's conversion of Distributors to consignment agents, including but not limited to filing and recording fees and taxes, travel expenses and fees and expenses of outside counsel, and whether such expenses are incurred prior to or after the execution of the Amendment to the Agreement dated on or about November 1, 1995."

         3. DELETION OF SECTION 8.24. Section 8.24 of the Agreement is deleted.

         4. LOAN. Section 8.25 of the Agreement is deleted and restated in its entirety as follows:

         "8.25 Loan. Snapper shall not, and shall not permit any Snapper Subsidiary to, make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses, trade credit extended in the ordinary course of Business and loans to employees in an aggregate principal amount not to exceed $300,000 at any one time outstanding."

         5. FINANCIAL COVENANTS. Section 8.26 of the Agreement is deleted and restated in its entirety as follows:

         "8.26 Financial Covenants. Snapper will at all times maintain as of the last day of each month as set forth below (provided, however, that the covenants for September 30, 1996, shall remain in effect from that date through the Maturity Date):

         (a) a Tangible Net Worth and Subordinated Debt in the combined amount of not less than the amount set forth below:

         (b) a ratio of Debt to Tangible Net Worth and Subordinated Debt of not more than the amount set forth below:

         (c) a ratio of Current Tangible Assets to current liabilities of not less than the amount set forth below:

         (d) an EBIT of not less than the amount set forth below: and


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


         (e) an Interest Coverage Ratio of not less than the amount set forth below:


                          (a)                       (b)                (c)                 (d)                   (e)
                     Tangible Net                                    Current             Minimum              Interest
 Date                    Worth                   Leverage             Ratio               EBIT                Coverage
-----                    -----                   --------             -----               ----                --------
9/30/95                 $60,859,000              1.57:1             1.36:1               ($27,985,000)        -4.08:1
10/31/95                 56,654,000              1.71:1             1.31:1               ( 37,096,000)        -5.32:1
11/30/95                 54,120,000              1.71:1             1.31:1               ( 42,285,000)        -6.24:1
12/31/95                 51,977,000              1.87:1             1.27:1               ( 50,983,000)        -7.54:1
1/31/96                  53,253,000              1.79:1             1.30:1               ( 48,555,000)        -6.85:1
2/29/96                  54,536,000              1.57:1             1.38:1               ( 45,950,000)        -6.49:1
3/31/96                  58,951,000              1.46:1             1.44:1               ( 39,641,000)        -5.64:1
4/30/96                  59,196,000              1.27:1             1.56:1               ( 37,844,000)        -5.59:1
5/31/96                  60,720,000              0.81:1             2.03:1               ( 30,122,000)        -4.50:1
6/30/96                  59,434,000              0.45:1             3.36:1               ( 30,406,000)        -5.04:1
7/31/96                  58,775,000              0.46:1             3.31:1               ( 21,869,000)        -3.87:1
8/31/96                  56,595,000              0.52:1             2.94:1               ( 16,524,000)        -3.19:1
9/30/96                  57,765,000              0.70:1             2.24:1               (  7,915,000)        -1.66:1


         For purposes of this Section 8.26: (i) 'Tangible Net Worth' means the book value of Snapper's assets less liabilities, excluding from such assets all Intangibles; (ii) 'Intangibles' means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, employees, stockholders and affiliates; non-trade accounts receivable and other unidentified accounts receivable; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' reasonable discretion; (iii) 'Debt' means all of Snapper's liabilities and indebtedness of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Snapper has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Snapper;
         (iv) 'Subordinated Debt' means all of Snapper's Debt which is subordinated to the payment of Snapper's liabilities to DFS by an agreement in form and substance satisfactory to DFS; (v) 'Current Tangible Assets' means Snapper's current assets less, to the extent otherwise included therein, all Intangibles; (vi) ' Interest Coverage Ratio' means the ratio of (A) EBIT divided by (B) the interest expense on Snapper's indebtedness for the period of calculation; and (vii) 'EBIT' shall mean, for any period of determination, the consolidated net income of Snapper and the Snapper Subsidiaries before provision for income taxes and interest expense (including, without limitation, implicit interest expense on capitalized leases), all as determined in accordance with GAAP, excluding therefrom (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; (b) net earnings of any business entity (other than the Snapper Subsidiaries) in which Snapper has an ownership interest unless such net earnings shall have actually been received by Snapper in the form of cash distributions; (c) any portion of the net earnings of any of the Snapper Subsidiaries which for any reason is unavailable for payment of dividends to Snapper; (d) the earnings of any Person to which any assets of Snapper shall have been sold, transferred or disposed of, or into which Snapper shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (e) any gain arising from the acquisition of any securities of Snapper; and (f) non-operating losses arising from the sale of capital assets during such period. The foregoing terms will be determined in accordance with generally accepted accounting principles consistently applied, and, if applicable, on a consolidated basis."

         6. DELETION OF SECTION 10.6. Section 10.6 of the Agreement is deleted.

         7. TERM OF AGREEMENT. Section 11.22 is deleted and restated in its entirety as follows:

                 "11.22 Term of Agreement. Except as otherwise provided in this Agreement, the term of this Agreement shall terminate on the Maturity Date. Snapper may, however, terminate this Agreement at any time prior to the Maturity Date, provided that (a) Snapper gives DFS not less than 90 days notice of its intent to seek to repay the Obligations in full and terminate the Agreement; (b) Snapper gives DFS at least 10 Business Days notice of the date of such repayment and termination; and (c) no such termination shall become effective until the Obligations have been paid in full."

         8. ADDITIONAL CASH COLLATERAL. As additional Collateral to secure the Obligations, Snapper agrees to deliver and pledge to DFS upon the execution of this Amendment, cash in the amount of $5,000,000 (the "Pledged Funds"). Snapper shall execute such documentation as DFS reasonably requests in order to provide DFS with a first perfected security interest in the Pledged Funds.

         9. GUARANTY BY METROMEDIA. Upon the execution of this Amendment, Metromedia shall execute a guaranty of the obligations of Snapper in favor of DFS pursuant to the form of Guaranty attached as Exhibit A. The Guaranty shall remain in effect until the earlier of repayment of the Obligations in full and the termination of this Agreement, or DFS' consent to the termination of the Guaranty. A default under the Guaranty shall be a default by Snapper hereunder and shall be considered a cross default pursuant to Section 9.7 of the Agreement.

         10. PLEDGE OF SNAPPER STOCK BY METROMEDIA. Upon the execution of this Amendment, Metromedia shall deliver and pledge to DFS all of the issued and outstanding stock of Snapper pursuant to the form of Securities Agreement attached as Exhibit B. Metromedia shall execute such documentation as DFS reasonably requests in order to provide DFS with a first perfected security interest in said stock.

         11. ASSIGNMENT OF AGREEMENT BY METROMEDIA TO SNAPPER. By its signature to this Amendment, Snapper assumes the Agreement, all of the other Loan Documents and all of the Obligations of Metromedia, including but not limited to an outstanding principal balance of $44,831,338.00 (less collections received on November 1, 1995, and applied to the outstanding principal balance), the grant of security interest and the agreement to arbitrate disputes, and agrees that it is a party to the Agreement for all purposes. DFS consents to the assignment of the Agreement, the Loan Documents, and the Obligations to Snapper by Metromedia, the assumption of the Agreement, the other Loan Documents and the Obligations by Snapper and hereby releases Metromedia as a party to the Agreement, and releases Metromedia from all liabilities and obligations in connection with any of the Loan Documents. Notwithstanding the foregoing, Metromedia shall have obligations under the Guaranty, as described in Section 9 above, and the Stock Pledge Agreement described in paragraph 10 above.

No other or further assignment of this Agreement or the Loan Documents by Snapper or any other party shall be permitted without the express prior written consent of DFS. This Agreement shall terminate immediately, and all Obligations shall be immediately due and payable, at such time as Snapper ceases to be a wholly-owned subsidiary of Metromedia. Additionally, within a reasonable time after the execution of this Amendment Snapper and DFS shall enter into an amendment and restatement of the Agreement in order to set forth in a single agreement, the substantive terms of the Agreement, as amended previously, and by this Amendment, and shall execute such other documentation reasonably satisfactory to DFS in connection therewith.

         12. CASH AND ASSET TRANSFERS. Snapper shall not transfer cash or other assets to any Affiliate, including but not limited to Metromedia, except for the payment of intercompany charges imposed on Snapper by Metromedia for taxes, insurance and other expenses incurred by Metromedia on behalf of Snapper in the ordinary course of business of a type consistent with expenses charged to Metromedia's subsidiaries generally (but shall not include any type of management fee) at any time that (a) such transfer or the effect of such transfer would cause Snapper to be in Default, or (b) there would be less than $7,500,000 in loans or other proceeds available to Snapper under the terms of this Agreement, as amended.

         13. NO OTHER MODIFICATION. Except as expressly modified or amended herein, all other terms and provisions of the Agreement will remain unmodified and in full force and effect and the Agreement, as hereby amended, is ratified and confirmed by Snapper and DFS.

         14. CAPITALIZED TERMS. Except as otherwise defined herein, all capitalized terms will have the same meanings set forth in the Agreement. All references in the Agreement to "Fuqua Industries, Inc.", "Fuqua", "The Actava Group Inc.", "Actava", "Snapper, a Division of the Actava Group Inc." or "Snapper" shall be deemed references to Snapper. All references in the Agreement to "ITT Commercial Finance Corp." or "ITT" shall be deemed references to DFS.

         1. Deletion of Section 3.18. Section 3.18 of the Agreement is deleted.

         2. Lien of Chemical Bank. No Event of Default shall have occurred under this Agreement because of the lien of Chemical Bank on the Collateral, including but not limited to, any Event of Default that would otherwise arise pursuant to Sections 7.2(d), 7.5, 8.15 or 8.20 of the Agreement. Such lien shall be a record priority lien (except with respect to "Tract C" of the Snapper real property which shall be a third priority lien).

         3. Financial Statements. Nothwithstanding anything to the contrary contained in Section 8.12 of the Agreement, Snapper shall deliver to DFS all such financial statements as DFS reasonably requests. DFS and Snapper acknowledge that the exact requirements for the delivery of financial statements shall be set forth in the amended and restated Agreement as contemplated by this Amendment. Section 8.12(f) is deleted.

IN WITNESS WHEREOF, Snapper and DFS have executed this Amendment as of the 1st day of November, 1995.


                                    SNAPPER, INC.

                                    By: /s/ Jimmie W. Jones
                                       ----------------------------------

                                    Print Name: Jimmie W. Jones

                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    DEUTSCHE FINANCIAL SERVICES
                                    CORPORATION

                                    By: /s/ Stephen C. Monahan
                                       ----------------------------------

                                    Print Name: Stephen C. Monahan

                                    Title: Vice President

                                                              Exhibit a to
                                                              Exhibit 10(a)(vii)
                                    GUARANTY

TO: DEUTSCHE FINANCIAL SERVICES CORPORATION

         In consideration of financing provided or to be provided by you to SNAPPER, INC. ("Snapper"), and for other good and valuable consideration received, we unconditionally and absolutely guaranty to you, the immediate payment when due of all current and future liabilities owed by Snapper to you, whether such liabilities are direct or indirect ("Liabilities"). We will pay you on demand the full amount of all sums owed by Snapper to you, together with all costs and expenses (including, without limitation, reasonable attorneys' fees). We also indemnify and hold you harmless from and against all (a) losses, costs and expenses you incur and/or are liable for (including, without limitation, reasonable attorneys' fees) and (b) claims, actions and demands made by Snapper or any third party against you, which in any way relate to any financing relationship or transaction between you and Snapper.

         Our guaranty will not be released, discharged or affected by, and we hereby irrevocably consent to, any: (a) change in the manner, place, interest rate, finance or other charges, or terms of payment or performance in any current or future agreement between you and Snapper, the release, settlement or compromise of or with any party liable for the payment or performance thereof or the substitution, release, non-perfection, impairment, sale or other disposition of any collateral thereunder; (b) change in Snapper's financial condition; (c) interruption of relations between Snapper and you or us; (d) claim or action by Snapper against you; and/or (e) increases or decreases in any credit you may provide to Snapper. We will pay you even if you have not:
(i) notified Snapper that it is in default of the Liabilities, and/or that you intend to accelerate or have accelerated the payment of all or any part of the Liabilities, or (ii) exercised any of your rights or remedies against Snapper, any other person or any current or future collateral. This Guaranty is assignable by you and will inure to the benefit of your assignee. If Snapper hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations which such new or changed legal entity owes to you.

         We irrevocably waive, to the extent permitted by applicable law: notice of your acceptance of this Guaranty, presentment, demand, protest, nonpayment, nonperformance, notice of breach or default, notice of intent to accelerate and notice of acceleration of any indebtedness of Snapper, any right of contribution from other guarantors, dishonor, the amount of indebtedness of Snapper outstanding at any time, the number and amount of advances made by you to Snapper in reliance on this Guaranty and any claim or action against Snapper; all other demands and notices required by law; all rights of offset and counterclaims against you or Snapper; all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement). We further waive all defenses (other than the defense of payment or performance) based on suretyship or impairment of collateral, and defenses which the Snapper may assert on the underlying debt, including but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, deceptive trade practices, accord and satisfaction and usury. We also waive all rights to claim, arbitrate for or sue for any punitive or exemplary damages. In addition, we hereby irrevocably subordinate to you any and all of our present and future rights and remedies: (a) of subrogation against Snapper to any of your rights or remedies against Snapper, (b) of contribution, reimbursement, indemnification and restoration from Snapper; and
(c) to assert any other claim or action against Snapper directly or indirectly relating to this Guaranty, such subordinations to last until you have been paid in full for all Liabilities. All of our waivers and subordinations herein will survive any termination of this Guaranty.

         We have made an independent investigation of the financial condition of Snapper and give this Guaranty based on that investigation and not upon any representation made by you. We have access to current and future Snapper financial information which enables us to remain continuously informed of Snapper's financial condition. We represent and warrant to you that we have received and will receive substantial direct or indirect benefit by making this Guaranty and incurring the Liabilities. We will provide you with copies of our 10-Q and 10-K reports upon filing with the U.S. Securities and Exchange Commission, and if we are no longer subject to such reporting requirements, we will provide you with quarterly financial statements within sixty (60) days after the end of each fiscal quarter and annual financial statements, audited by a firm of independent certified public accountants, within one hundred twenty (120) days after the end of each fiscal year. Further, we will provide to you monthly a consolidated operational report which shall include financial statements for Snapper. We warrant and represent to you that all financial statements and information relating to us or Snapper which have been or may hereafter be delivered by us or Snapper to you are true and correct in all material respects and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to previously delivered statements and information, there has been no material adverse change in the financial or business condition of us or Snapper since the submission to you, either as of the date of delivery, or if different, the date specified therein, and we acknowledge your reliance thereon. This Guaranty will survive any federal and/or state bankruptcy or insolvency action involving Snapper. We are solvent and our execution of this Guaranty will not make us insolvent. If you are required in any action involving Snapper to return or rescind any payment made to or value received by you from or for the account of Snapper, this Guaranty will remain in full force and effect and will be automatically reinstated without any further action by you and notwithstanding any termination of this Guaranty or your release of us. Any delay or failure by you, or your successors or assigns, in exercising any of your rights or remedies hereunder will not waive any such rights or remedies. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT US AND YOU FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. Notwithstanding anything herein to the contrary: (a) you may rely on any facsimile copy, electronic data transmission or electronic data storage of this Guaranty, any agreement between you and Snapper, any Statement of Transaction, billing statement, invoice from a vendor, financial statements or other report, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Guaranty or any other agreement between you and us, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority. We have read and understood all terms and provisions of this Guaranty. We acknowledge receipt of a true copy of this Guaranty and of all agreements between you and Snapper. The meanings of all terms herein are equally applicable to both the singular and plural forms of such terms.

In addition to our failure to fulfill our obligations to you under this Guaranty, we shall be in default of our obligations to you under this Guaranty if, pursuant to that certain Credit Agreement dated as of November 1, 1995 ("Credit Agreement"), by and between Metromedia International Group, Inc. and Chemical Bank, there occurs an Event of Default (as defined in said Credit Agreement). We represent and warrant to you that we have not entered into any financial covenants with Chemical Bank pursuant to the Credit Agreement.

Notwithstanding anything to the contrary contained in this Guaranty, if you shall obtain any judgment against us on account of any of the Liabilities, you agree not to levy or execute such judgment upon any of our assets prior to the earliest of (i) 120 days after the date on which you first make demand for possession of Snapper's Collateral (as defined in the Finance and Security Agreement dated as of October 23, 1992, as amended, modified or restated from time to time (the "Finance Agreement"), (ii) 120 days after the date on which you have received possession of all or substantially all of the Collateral following the occurrence of an Event of Default under the Finance Agreement,
(iii) the date on which you have, with respect to all or substantially all of the Collateral, either completed the sale thereof or, with respect to the real property or other Collateral in which you have a security interest, in the exercise of reasonable business judgment you deem uncollectible without undue cost or expense, abandoned to Snapper, (iv) the date that Snapper either is no longer our wholly subsidiary or Snapper sells or transfers substantially all of its assets (unless you consent to such sale or transfer or all of the Obligations are repaid in full upon such sale or transfer), and (v) Snapper becomes subject (whether voluntarily or involuntarily) to any federal bankruptcy laws or any state insolvency or similar laws (subject to the expiration of any cure period available to Snapper with respect to such matters contained in the Finance Agreement); and provided, however, that the foregoing should not be construed to prohibit you in any way from (a) seeking adequate protection or relief from the automatic stay in any bankruptcy case of us or Snapper; (b) filing a proof of claim in any such bankruptcy case; (c) asserting entitlement to any proceeds derived from any sale or disposition of the Collateral in any sheriff's sale, bankruptcy sale, receivership sale or other court-ordered sale thereof; (d) enforcing other rights that you may have as the holder of a judgment lien, vis-a-vis any other creditor of us or Snapper or, upon any dissolution or liquidation of us or Snapper, vis-a-vis any shareholder of us or Snapper, or (e) enforcing any other right or remedy against us, Snapper or the Collateral, or enforcing any injunctive remedy against us or Snapper.

         BINDING ARBITRATION. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Guaranty, and whether directly or indirectly relating to: (a) this Guaranty and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between you and us; (c) any act committed by you or by any parent company, subsidiary or affiliated company of you (the "DFS Companies"), or by an employee, agent, officer or director of a DFS Company, whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between you and Snapper or you and us; and/or (d) any other relationship, transaction, dealing or agreement between you and Snapper or you and us (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

         All arbitration hereunder will be conducted by the American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitrations will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Snapper.

         Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows: No later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

         The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

         All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Guaranty may be entered as a judgment or order in any state or federal court and may be entered as a judgment or order within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Guaranty concerns transactions involving commerce among the several states. The Federal Arbitration Act ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

         Nothing herein will be construed to prevent your or our use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive your or our right to compel arbitration of any Dispute.

         If either we or you bring any other action for judicial relief with respect to any Dispute (other than those set forth in the immediately preceding paragraph), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including reasonable attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either we or you bring or appeal an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including reasonable attorneys' fees, incurred by the other party in defending such action. Additionally, if we sue you or institute any arbitration claim or counterclaim against you in which you are the prevailing party, we will pay all costs and expenses (including reasonable attorneys fees) incurred by you in the course of defending such action or proceeding.

         Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (i) to us at our address below; (ii) to you at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel; or such other address as the parties may specify from time to time in writing.

         The agreement to arbitrate will survive the termination of this Guaranty.

         IF THIS GUARANTY IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. WE WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

         This Guaranty shall terminate when all of the Obligations of Snapper to DFS have been fully paid and performed, including all reasonable costs and expenses of every kind.

         We acknowledge and agree that this Guaranty and all agreements between Snapper and you have been substantially negotiated, and will be performed, in the state of MISSOURI. Accordingly, we agree that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which will control and govern all arbitration proceedings hereunder.

THIS GUARANTY CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS.

Date: November 1, 1995                     METROMEDIA INTERNATIONAL, GROUP, INC


                                           By: /s/ W. Tod Chmar
                                              -------------------------
                                           Print Name: W. Tod Chmar
                                           Title: Senior Vice President


                                           2210 Resurgens Place
                                           945 E. Paces Ferry Road
                                           Atlanta, GA 30326

                                                              Exhibit b to
                                                              Exhibit 10(a)(vii)


                          SECURITIES PLEDGE AGREEMENT


         This Securities Pledge Agreement ("Agreement") is entered into this 1st day of November, 1995, by and between METROMEDIA INTERNATIONAL GROUP, INC. ("Pledgor") and Deutsche Financial Services Corporation ("DFS").

         WHEREAS, Pledgor is or expects to guarantee to DFS the payment of all indebtedness, obligations and liabilities of SNAPPER, INC. ("Snapper") under the terms of that certain Guaranty dated November 1, 1995, given by Pledgor to DFS guaranteeing all of the liabilities and obligations of Snapper to DFS;

         WHEREAS, DFS is willing to grant certain financial accommodations to Snapper pursuant to that certain Finance and Security Agreement dated October 23, 1992, as amended, and related agreements, and any present and future amendments or addendums thereto or restatements thereof, with Snapper (collectively "Financing Agreements"), provided DFS is granted additional collateral as security for Snapper's indebtedness to DFS; and

         WHEREAS, Pledgor desires to pledge certain securities to DFS as security for Pledgor's indebtedness to DFS, whether direct or indirect, absolute or contingent, now or hereafter existing.

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DFS and Pledgor hereby agree as follows:

         1. As additional collateral to secure the payment and discharge of all indebtedness, obligations and liabilities of Pledgor to DFS, howsoever created, evidenced or arising, whether direct or indirect, absolute or contingent, now or hereafter existing, due or to become due, and whether primary, secondary, sole, joint or several (all such indebtedness, obligations and liabilities being hereinafter collectively called "Liability" or Liabilities"), Pledgor hereby grants to DFS a security interest in and assigns, pledges, hypothecates and delivers to DFS the following described securities and all substitutions, dividends, interest and redemption prices and other rights with respect to such securities and all other property received in respect of or in exchange for such securities (collectively "Collateral"):

         SNAPPER, INC., 1,000 shares of common stock issued and outstanding

         Pledgor will deliver to DFS such stock powers and similar documents, satisfactory in form and substance to DFS, with respect to the Collateral as DFS may reasonably request. Pledgor will not sell, assign, exchange, pledge or otherwise transfer or encumber any of its right to the Collateral, except that the Collateral may also be pledged to Chemical Bank (the "Junior Creditor") on a second priority basis. Pledgor will deliver possession of the

Collateral to DFS upon the execution of this Agreement. DFS will maintain possession of the Collateral throughout the term of this Agreement.

         2. Pledgor hereby represents and warrants the following with respect to the Collateral: (a) Pledgor is the lawful owner of the Collateral;
(b) the Collateral is not subject to any lien, pledge, restriction, charge, encumbrance or security interest or right or option ("collectively, "Liens") on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for Liens of the Junior Creditor, and (c) Pledgor has the right and authority to deliver, pledge, assign and transfer the Collateral to DFS.

         3. Notwithstanding any provision to the contrary contained in this Agreement, so long as no Event of Default has occurred and is continuing under the terms of the Financing Agreements:

         a) all dividends paid in cash or its equivalent on account of the Collateral, or any part thereof, will be paid to Pledgor (subject to any restrictions on Snapper's transfer of cash contained in the Financing Agreement).

         b) Pledgor will have the full and unrestricted voting rights accorded to all or any part of the Collateral.

         4. DFS will be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes any action which Pledgor requests in writing, but DFS' failure to comply with any such request will not of itself be deemed a failure to exercise reasonable care, and a failure of DFS to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to the preservation of the Collateral not so requested by Pledgor, will not be deemed to be a failure to exercise reasonable care in the custody or preservation of the Collateral.

         5. If Pledgor is entitled to receive dividends (other than cash dividends), other distributions (including stock redemption proceeds) or other securities in exchange for the Collateral, whether by way of dividends (other than cash dividends), stock dividends, liquidating dividends, recapitalizations, mergers, consolidations, combinations or exchanges of shares or otherwise, or any shares of stock or fractions thereof are issued pursuant to any stock split involving any of the Collateral, such dividends, distributions, or other securities, or certificates representing the same, will be delivered to DFS and will be treated as part of the Collateral. Such transfer will be made within five days of receipt by Pledgor. If Snapper defaults to DFS under the terms of the Financing Agreements and such default is continuing, DFS will have the sole and exclusive right to receive and retain all cash dividends on the Collateral and to apply the same toward payment of the Liabilities until such Liabilities are paid in full. Furthermore, during the continuation of any default by Snapper, DFS will have the right, but will not be obligated, to vote or give consent with respect to the corporate securities comprising all or any part of the Collateral.

         6. Pledgor releases and holds DFS harmless from all claims, causes of action and demands of any kind arising out of, or with respect to, the Collateral in its possession hereunder and any actions which DFS takes or omits to take with respect thereto. Pledgor will reimburse DFS, on demand, for all costs and expenses, including reasonable attorneys' fees, which DFS incurs in connection with the administration and enforcement of this Agreement. The foregoing obligations shall be subject to DFS' obligation to use reasonable care in the custody and preservation of the Collateral pursuant to Section 9-207 of the Uniform Commercial Code.

         7. If Snapper defaults under the terms of the Financing Agreements and such default is continuing, DFS may exercise any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time, or may exercise any other rights available to it by law. Pledgor recognizes that DFS may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable state securities laws as now or hereafter in effect, but may be compelled to resort to one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales may be at prices and other terms less favorable to Pledgor than if such securities were sold at public sale. DFS has no obligation to delay the sale of any such portion of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities, even if such issuer would, or should, agree to register such securities for public sale under such applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances will be deemed to have been made in a commercially reasonable manner. Pledgor further authorizes DFS to comply with any limitation or restriction in connection with the sale of the Collateral as it may be advised by counsel is necessary in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale by any governmental regulator. Pledgor agrees that such compliance will not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor will DFS be liable or accountable to Pledgor for any discount allowed because such Collateral is sold in compliance with any such limitation or restriction. If DFS sells any of the Collateral upon credit or for future delivery, DFS will not be liable for the failure of the purchaser thereof to purchase or pay for same and, in the event of any such failure, DFS may resell such portion of the securities. In no event will Pledgor be credited with any part of the proceeds of sale of any of the Collateral until cash payment therefore has been actually received by DFS and applied to the Pledgor's indebtedness arising from the Liabilities.

         8. Pledgor does hereby irrevocably make, constitute, designate and appoint DFS (and any of DFS' officers, employees or agents designated by DFS) as Pledgor's true and lawful attorney-in-fact and agent. In the event of any default by Snapper under the Financing Agreements and such default is continuing, such agent will have full power and authority for and in the name of Pledgor to arrange for the transfer of the Collateral to the name of DFS, or any purchaser from or nominee of DFS. Pledgor does hereby ratify and confirm all that said agent may do or cause to be done in connection with any of the power or authority herein conferred.

         9. This Agreement will terminate when all of the Liabilities of Pledgor to DFS and all liabilities and obligations of Snapper to DFS have been fully paid and performed, including all reasonable costs and expenses of every kind, at which time DFS will reassign and redeliver to Pledgor such of the Collateral as has not been sold or otherwise applied by DFS pursuant to the terms hereof. Any such reassignment will be without recourse or warranty by DFS.

         10. Pledgor expressly waives to the extent permitted by applicable law: (a) any irregularity, invalidity or enforceability of the Liabilities hereby secured; (b) notice of the acceptance hereof by DFS; (c) notice of the existence of any of the Liabilities; (d) notice of default by Snapper in the payment of any of its liabilities now or hereafter owed to DFS; (e) presentment, demand for payment, protest, and notice of dishonor and of protest on any Liabilities; (f) notice or advertisement of the sale of the Collateral; or (g) any other notice of any kind or character.

         11. Pledgor hereby expressly consents: (a) to the terms and conditions of the Financing Agreements and any and all other agreements executed by Snapper with DFS evidencing liabilities and obligations owed to DFS or, in connection therewith, regarding the disposition of any collateral therefore; and (b) Pledgor will not be subrogated to any of the rights of DFS in any collateral heretofore or hereafter pledged by Snapper or the proceeds thereof.

         12. If DFS elects to exercise any of the remedies provided in this Agreement, there shall be included as part of the Liabilities: reasonable attorneys' fees; expenditures which may be paid or incurred by or on behalf of DFS for publication and advertising costs; transfer taxes; and any other costs and expenses incurred or paid in connection with any sale, transfer or foreclosure of the Collateral, (including without limitation, all monies, if any, paid by DFS to any party on account of such party's asserted, claimed or actual prior security interest in the Collateral). Pledgor agrees that DFS, in connection with any such payment, may consider any statement rendered by any such party to DFS on account thereof as true and accurate absent manifest error and DFS will not be responsible for any error or mistake therein or misrepresentation thereof and Pledgor will look only to such other party on account thereof (except for its own gross negligence or wilful misconduct). All such expenditures will be immediately due and payable and bear interest at the Default Rate of Interest (as defined in the Financing Agreement) and will be secured by the Collateral.

         13. This Agreement will be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that Pledgor will not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Pledgor as Collateral under this Agreement (except for the second priority lien of Chemical Bank).

         14. This Agreement may not be modified, altered or amended in any manner whatsoever except by a further agreement in writing signed by DFS and Pledgor.

         15. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith is invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired.

         16. No delay on the part of DFS in exercising any right or remedy hereunder will operate as a waiver thereof, and no partial exercise by DFS of any right or remedy will preclude other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available to DFS.

         17. BINDING ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the relationship resulting in or from this Agreement, the breach of any duties hereunder or any other relationship, transaction or dealing between the parties (collectively "Disputes") will be settled by binding arbitration in accordance with the Commercial Arbitration Rules of The American Arbitration Association, 140 West 51st Street, New York, New York 10020-1203. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (i) to DFS at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel; and (ii) to any other party at the address specified herein; or such other address as the parties may specify from time to time in writing. The parties agree that all arbitrators selected will be attorneys with at least five (5) years secured transactions experience. Any award rendered by the arbitrator(s) may be entered as a judgment or order and confirmed or enforced by either party in any state or federal court having competent jurisdiction thereof. If either party brings or appeals any judicial action to vacate or modify any award rendered pursuant to arbitration or opposes the confirmation of such award and the party bringing or appealing such action or opposing confirmation of such award does not prevail, such party will pay all of the costs and expenses (including, without limitation, court costs, arbitrators fees and expenses and attorneys' fees) incurred by the other party in defending such action. Additionally, if either party brings any action for judicial relief in the first instance without pursuing arbitration prior thereto, the party bringing such action for judicial relief will be liable for and will immediately pay to the other party all of the other party's costs and expenses (including, without limitation, court costs and attorneys' fees) to stay or dismiss such judicial action and/or remove it to arbitration. The failure of either party to exercise any rights granted hereunder shall not operate as a waiver of any of those rights. THE LAWS OF THE STATE OF MISSOURI WILL GOVERN THIS AGREEMENT AND ALL TRANSACTIONS HEREUNDER AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS; PROVIDED, HOWEVER, THAT THE FEDERAL ARBITRATION ACT ("FAA"), TO THE EXTENT INCONSISTENT, WILL SUPERSEDE THE LAWS OF SUCH STATE AND GOVERN. This Agreement concerns transactions involving commerce among the several states. The arbitrators will not be empowered to award punitive damages. The agreement to arbitrate will survive termination of this Agreement. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS LOCATED WITHIN SUCH STATE AND AGREE THAT ALL LEGAL PROCEEDINGS WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. EACH PARTY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Pledge Agreement to be executed on the date above written.


         THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.



                                       METROMEDIA INTERNATIONAL GROUP, INC.


                                       By: /s/ W. Tod Chmar
                                          ---------------------------------
                                       Print Name: W. Tod Chmar
                                       Title: Senior Vice President

                                       Address: 2210 Resurgens Plaza
                                       945 E. Paces Ferry Road
                                       Atlanta, GA 30326



                                       DEUTSCHE FINANCIAL SERVICES CORPORATION

                                       By: /s/ Stephen C. Monahan
                                          ---------------------------------
                                       Print Name: Stephen C. Monahan
                                       Title: Vice President